UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2022

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

645 Molly Lane, Suite 150

Woodstock, GA 30189

(Address of principal executive offices)

(Zip Code)

(800) 759-9305

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	SNOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 3, 2022, our Board of Directors appointed Chad White as our interim Chief Financial Officer.

As previously disclosed, Mr. Jerry Dvonch will resign as our Chief Financial Officer in connection with the closure of our office in Woodstock, Georgia. Mr. Dvonch agreed to assist us with transitioning the Company’s operations to our office in Boulder, Colorado on or before December 31, 2022. We accepted the resignation of Mr. Dvonch as Chief Financial Officer effective November 18, 2022. Effective November 18, 2022, Mr. White will serve as Chief Financial Officer of the Company.

Mr. White, age 49, joins us from Global Web Horizons LLC (dba Slumber Cloud), a direct-to-consumer retailer, where he served as Chief Financial Officer from April 2019 through October 2022 and was responsible for accounting, treasury, and strategy development. Prior to Slumber Cloud, Mr. White served as Chief Financial Officer of various Coors family portfolio businesses, including Outlast Technologies LLC, a global contract manufacturer of textile products from April 2012 until October 2020, where he directed the global finance function and all financial reporting requirements. Mr. White began his career as an auditor by spending five years with Ernst & Young. Mr. White is a licensed Certified Public Accountant in Ohio. He holds a Master of Business Administration from the University of North Carolina and a Bachelor of Arts in Accounting from Michigan State University.

Mr. White will be employed at-will. We agreed to compensate Mr. White $230,000 per year. Mr. White is eligible for a bonus up to 50% of his annual salary, prorated the first year based on a fiscal year end of March 31 and dependent upon meeting specified performance goals. Upon commencement of his employment, Mr. White received options to purchase up to 5,000 shares of our common stock. The options will vest in three tranches over three years and vesting will accelerate in the event of a change of control. He is also eligible for additional equity grants within the normal employee equity programs and for benefits, such as vacation, and our medical, dental, vision and retirement plans.

We thank Mr. Dvonch for his service and wish him the best in his future endeavors.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer letter to Chad White dated September 8, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
Registrant

Date: October 7, 2022	By:	/s/ Amy Trombly
Name: Amy Trombly Title: Chief Executive Officer

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